[Page 1 of 4]
EXHIBIT 99.1

On October 23, 1996, Kansas City Southern Industries, Inc. ("Company"; "KCSI") and GATX Capital Corporation ("GATX") announced completion of the formation and financing of a joint venture company, Southern Capital Corporation LLC ("Southern"), to perform certain leasing and financing activities.

GATX contributed $25 million in cash, and the Company, through its wholly-owned subsidiaries The Kansas City Southern Railway Company ("KCSR") and Carland, Inc. ("Carland"), contributed an equal amount through a combination of rail equipment and long-term debt owed to KCSI and its subsidiaries. In an associated transaction, Southern Leasing Corporation ("SLC"), a wholly-owned subsidiary of the Company, sold to Southern approximately $75 million of loan portfolio assets and rail equipment. Concurrent with these transactions, KCSR entered into several operating leases with Southern for the majority of the locomotives and rail cars acquired by or contributed to Southern. Financing of Southern was achieved through the establishment of a $250 million credit facility.

After repayment by Southern of indebtedness owed to KCSI and its subsidiaries, the Company reduced outstanding indebtedness by approximately $217 million through repayments on existing lines of credit and subsidiary indebtedness. Accordingly, the Company's debt ratio (total debt as a percent of total debt plus equity), assuming the formation of the joint venture and associated transactions had occurred on September 30, 1996, would have been reduced from 54% to approximately 47%. The Company's 50% ownership interest in Southern will be reported in its financial statements as an equity investment.

In order to provide a more relevant presentation of the current financial position of the Company as a result of these transactions, the following selected unaudited pro forma consolidated condensed balance sheet information is presented as if the Southern transactions had been completed on September 30, 1996. The information was derived by applying the actual transactions recorded in the Company's accounting records (upon completion of the joint venture and associated transactions on October 21, 1996) to the various historical accounts and balances of the Company as of September 30, 1996. The adjustments for indebtedness and current assets reflect the assumed payment of estimated income taxes currently payable as a result of the completion of the various transactions. Pro forma consolidated condensed statement of income data is not presented as the transactions are not expected to have a material effect on the Company's net income on a prospective basis.
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
                                                                EXHIBIT 99.1

                    KANSAS CITY SOUTHERN INDUSTRIES, INC.

            SELECTED UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                        BALANCE SHEET INFORMATION -
      AS IF COMPLETION OF THE SOUTHERN CAPITAL CORPORATION LLC JOINT
          VENTURE TRANSACTIONS HAD OCCURRED ON SEPTEMBER 30, 1996

                           (Dollars in millions)


                                                               KCSI as if
                                            Investment in       Southern
                                              Southern       Transactions Had
                           Historical       and Associated      Occurred On
                        September 30, 1996   Transactions   September 30, 1996
 Current assets               $  297.9        $ (26.6) (a)(c)       $  271.3
 Investments                     343.8          (14.1) (a)             329.7
 Properties, net               1,339.3         (137.2) (a)           1,202.1
 Other non-current assets        215.6             -                   215.6

  Total Assets                $2,196.6        $(177.9)              $2,018.7


 Current liabilities          $  245.3        $   4.9  (b)(c)(d)    $  250.2
 Long-term debt                  831.3         (217.6) (c)             613.7
 Deferred income taxes           316.1           (7.5) (d)             308.6
 Other non-current liabilities    94.8           42.3  (b)             137.1
 Stockholders' equity            709.1             -                   709.1

  Total Liabilities and
    Stockholders' Equity      $2,196.6        $(177.9)              $2,018.7

See accompanying notes to Selected Unaudited Pro Forma Consolidated Condensed Balance Sheet Information.

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                                                        EXHIBIT 99.1

                   KANSAS CITY SOUTHERN INDUSTRIES, INC.

                  NOTES TO SELECTED UNAUDITED PRO FORMA
             CONSOLIDATED CONDENSED BALANCE SHEET INFORMATION

(a) The Company (through its subsidiaries KCSR and Carland) contributed rail assets and long-term debt owed to KCSI and its subsidiaries, netting to a total investment in Southern of $25.0 million. Additionally, SLC sold to Southern loan portfolio assets (which are classified as other current assets or investments) and rail equipment. See table below for summary of pro forma adjustments associated with these transactions.


(b) As a result of the repayment by Southern of indebtedness to KCSI and its subsidiaries and associated sale of assets to Southern by SLC, the Company received cash which exceeded the net book value of its assets by approximately $47.2 million. Concurrent with the formation of Southern, KCSR entered into several operating leases with Southern for the majority of the rail equipment acquired by or contributed to Southern. This excess fair value over book value will be amortized over the terms of the leases. The portion of this amount to be recognized within the next year ($4.9 million) is included in current liabilities. See note
     (d) below for additional information relative to deferred taxes associated with these transactions. See table below for summary of pro forma adjustments associated with these transactions.


(c) The Company used the cash received in connection with the sale of assets by SLC ($25.7 million) and from repayment by Southern of debt owed to the Company and its subsidiaries (as described in note (a) above) to repay subsidiary indebtedness and outstanding balances on various lines of credit. For purposes of this presentation, estimated income taxes currently payable as a result of the completion of the formation of the joint venture and associated transactions ($7.5 million) are assumed to have been paid, thereby reducing the amount repaid on the Company's various lines of credit. See note (d) below for additional information relative to income taxes. See table below for summary of pro forma adjustments associated with these transactions.


(d) Upon disposition of the various assets by KCSR and SLC, all or a portion of previously recorded deferred income taxes (primarily related to accelerated depreciation for tax purposes), respectively, were reversed, representing estimated income taxes currently payable. For purposes of this presentation, estimated income taxes currently payable as a result of the completion of the formation of Southern and associated transactions are assumed to have been paid. See table below for summary of pro forma adjustments associated with these transactions.


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
                                                                 EXHIBIT 99.1

                         SUMMARY OF PRO FORMA ADJUSTMENTS
                               INCREASE (DECREASE)
                                  (in millions)

                                 Proper-             Long- Deferred   Other
                Current  Invest-  ties,   Current    term   income non-current
                 assets   ments   net   liabilities  debt   taxes  liabilities

Effects of
  Notes (a)
  and (b):

Contribution of
 Rail Assets     $  -    $  25.0  $(127.8)  $4.8     $ -      $  -    $41.8

Sale of Loan
 Portfolio Assets
 and Rail Assets   (0.9)(i)(39.1)    (9.4)   0.1                        0.5



Effects of
  Notes (c)
  and (d):

Cash received
 from Southern
 as repayment
 of contributed
 debt             199.4

Repayment of
 indebtedness    (217.6)                              (217.6)

Assumed payment
 of income taxes   (7.5)                                       (7.5)

                 $(26.6) $ (14.1) $(137.2)  $4.9     $(217.6) $(7.5)  $42.3


(i) Amount reflects the sale of $26.6 million of current loan portfolio assets, offset by the $25.7 million receipt of cash in connection with the SLC sale of assets.